Exhibit 5.1

May 18, 2026

GBank Financial Holdings Inc.

9115 W. Russell Rd., Ste. 110

Las Vegas, Nevada 89148

RE: GBank Financial Holdings Inc. 2026 Incentive Compensation Plan

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to GBank Financial Holdings Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to 1,300,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, which may be issued with respect to awards to be granted under the GBank Financial Holdings Inc. 2026 Incentive Compensation Plan (the “2026 Incentive Compensation Plan”). This opinion is being furnished at your request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In rendering the opinion expressed below, we have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation of the Company, (ii) the Bylaws, as amended, of the Company, (iii) the 2026 Incentive Compensation Plan, (iv) the Registration Statement, (v) the resolutions of the board of directors of the Company relating to the authorization and issuance of the Shares, certified by an officer of the Company (the “Resolutions”), and (vi) such corporate records, documents, agreements and instruments of the Company, certificates of public officials, certificates of officers of the Company, and such other records, documents, agreements, certificates and instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered in accordance with the terms of the 2026 Incentive Compensation Plan and any applicable award agreement under the 2026 Incentive Compensation Plan, such Shares will be validly issued, fully paid and non-assessable.

Greenberg Traurig, LLP ■ Attorneys at Law ■ WWW.GTLAW.COM
18565 Jamboree Road, Suite 500 ■ Irvine, California 92612 ■ Tel 949.732.6500

GBank Financial Holdings Inc.

May 18, 2026

The foregoing opinion is limited to Chapter 78 of the Nevada Revised Statutes, and we do not express any opinion herein with respect to any other laws of the State of Nevada or the laws of any other jurisdiction. In addition, we express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention.

This opinion letter is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP

Greenberg Traurig